Second Quarter 2024 Earnings Call Presentation 26 July 2024 Note: update footnote copyright year annually

Forward-Looking Statements and Non-GAAP Financial Measures Forward-looking statements in this report relating to WesBanco’s plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The information contained in this report should be read in conjunction with WesBanco’s Form 10-K for the year ended December 31, 2023 and documents subsequently filed by WesBanco with the Securities and Exchange Commission (“SEC”) including WesBanco’s Form 10-Q for the quarter ended March 31, 2024, which are available at the SEC’s website, www.sec.gov or at WesBanco’s website, www.WesBanco.com. Investors are cautioned that forward-looking statements, which are not historical fact, involve risks and uncertainties, including those detailed in WesBanco’s most recent Annual Report on Form 10-K filed with the SEC under “Risk Factors” in Part I, Item 1A. Such statements are subject to important factors that could cause actual results to differ materially from those contemplated by such statements, including, without limitation, the effects of changing regional and national economic conditions, changes in interest rates, spreads on earning assets and interest-bearing liabilities, and associated interest rate sensitivity; sources of liquidity available to WesBanco and its related subsidiary operations; potential future credit losses and the credit risk of commercial, real estate, and consumer loan customers and their borrowing activities; actions of the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Consumer Financial Protection Bureau, the SEC, the Financial Institution Regulatory Authority, the Municipal Securities Rulemaking Board, the Securities Investors Protection Corporation, and other regulatory bodies; potential legislative and federal and state regulatory actions and reform, including, without limitation, the impact of the implementation of the Dodd-Frank Act; adverse decisions of federal and state courts; fraud, scams and schemes of third parties; cyber-security breaches; competitive conditions in the financial services industry; rapidly changing technology affecting financial services; marketability of debt instruments and corresponding impact on fair value adjustments; and/or other external developments materially impacting WesBanco’s operational and financial performance. WesBanco does not assume any duty to update forward-looking statements. In addition to the results of operations presented in accordance with Generally Accepted Accounting Principles (GAAP), WesBanco's management uses, and this presentation contains or references, certain non-GAAP financial measures, such as pre-tax pre-provision income, tangible common equity/tangible assets; net income excluding after-tax restructuring and merger-related expenses; efficiency ratio; return on average assets; and return on average tangible equity. WesBanco believes these financial measures provide information useful to investors in understanding our operational performance and business and performance trends which facilitate comparisons with the performance of others in the financial services industry. Although WesBanco believes that these non-GAAP financial measures enhance investors' understanding of WesBanco's business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP. The non-GAAP financial measures contained therein should be read in conjunction with the audited financial statements and analysis as presented in the Annual Report on Form 10-K as well as the unaudited financial statements and analyses as presented in the Quarterly Reports on Forms 10-Q for WesBanco and its subsidiaries, as well as other filings that the company has made with the SEC.

Continued strong loan growth both year-over-year and quarter-over-quarter Total loans up $1.1 billion year-over-year Deposits increased 4.4% year-over-year Non-interest income increased 2.4% quarter-over-quarter Continued efforts to optimize our financial center network to improve efficiencies Key credit quality metrics remained at low levels and favorable to peer bank averages WesBanco remains well-capitalized with solid liquidity and a strong balance sheet with capacity to fund loan growth Nationally recognized as a ‘greatest workplace’ for the high engagement of our diverse and talented teams Net Income Available to Common Shareholders and Diluted EPS(1) $29.4 million; $0.49/diluted share Total Loan Growth +12.9% QoQ (annualized); +10.1% YoY Total Deposits +4.4% YoY Non-Interest Income +2.4% QoQ Average loans to average deposits 89.4% Non-Performing Assets to Total Assets 0.20% Tangible Common Equity to Tangible Assets(1) 7.52% 8 consecutive quarters of strong YoY loan growth averaging 9% Note: financial and operational highlights during the quarter ended June 30, 2024 (1) Non-GAAP measure – please see reconciliation in appendix; excludes restructuring and merger-related expenses Q2 2024 Financial and Operational Highlights

Q2 2024 Key Metrics Note: PTPP = pre-tax, pre-provision Non-GAAP measure – please see reconciliation in appendix Excludes restructuring and merger-related expenses

+10.1% year-over-year and +3.2% (or +12.9% annualized) quarter-over-quarter Loan growth continues to demonstrate the strength of our markets and lending teams Loan production offices are contributing meaningfully to both commercial loan growth and loan pipeline, which was approximately $950 million, as of 6/30/2024 C&I loans increased 13.0% year-over-year and 18.4% quarter-over-quarter annualized, reflecting strategic loan production office and lender hiring initiatives CRE loan payoffs totaled approximately $32 million during the second quarter ($95 million year-to-date), as compared to an anticipated annual level in the $500 million range within a more normal operating environment C&I line utilization, for the second quarter, increased 370 basis points year-over-year to ~36%, as compared to a mid-40% range prior to the pandemic Total loans up $1.1 billion YoY and $0.4 billion QoQ Q2 2024 Total Portfolio Loans

Solid year-over-year deposit growth of 4.4% Note: “uninsured deposits” are approximated; “collateralized municipal deposits” are collateralized by securities Deposits of $13.4 billion were up 4.4% year-over-year, reflecting deposit gathering and retention efforts by our retail and commercial teams Distribution: consumer ~54% and business ~32% (note: public funds, which are separately collateralized, ~14%) The composition of total deposits continues to have some mix shift, reflecting the impact of the significant increase in the federal funds rate Total demand deposits continued to represented 55% of total deposits, with the non-interest bearing component representing 28% Non-interest bearing demand deposits as a percentage of total deposits remain consistent with the percentage range prior to the pandemic Average loans to average deposits were 89.4%, providing continued capacity to fund loan growth Q2 2024 Total Deposits

Tangible common equity to tangible assets ratio improved 17 basis points year-over-year to 7.52% Weighted average yield 2.52% vs. 2.46% last year Weighted average duration 4.9 Total unrealized securities losses (after-tax): Available for Sale (“AFS”) = $242MM Held to Maturity (“HTM”) = $115MM Note: HTM losses not recognized in accumulated other comprehensive income Securities 18.2% of assets, down 237 basis points year-over-year Note: weighted average yields have been calculated on a taxable-equivalent basis using the federal statutory rate of 21%; after-tax unrealized losses have been calculated using the Other Comprehensive Income (“OCI”) tax rate of ~24% Non-GAAP measure – please see reconciliation in appendix Q2 2024 Total Securities

NIM continues to reflect the higher rate environment and deposit remix Q2 2024 net interest margin of 2.95% reflects higher funding costs from the remix of non-interest bearing deposits into higher tier money market and certificate of deposit accounts, offset by loan growth and the benefit of rising interest rates on earning assets As anticipated, NIM increased 3 basis points quarter-over-quarter as higher loan yields outpaced higher funding costs Loan yields increased 14 basis points quarter-over-quarter and 54 basis points year-over-year, as rates on new commercial loans continue to average 8% Deposit funding costs, including non-interest bearing deposits, were 195 basis points, increasing 14 basis points sequentially and 92 basis points year-over-year, reflecting a continuation of the decline in the rate of increase as the pace of remix continues to soften Q2 2024 Net Interest Margin (NIM)

Non-interest income decreased 1.5% year-over-year primarily due to lower net swap fee and valuation income, as well as higher net gains on other real estate owned and other assets in the prior year period Gross swap fees were $1.8 million, compared to $2.4 million in the prior year Fair market valuation adjustment of zero, as compared to $0.2 million last year The year-over-year increase in service charges on deposits reflects fee income from new products and services and increased general consumer spending Mortgage banking income increased year-over-year due to an improvement in the net gain on sale margin for residential mortgages sold in the secondary market Wealth management and new product/service fees driving growth Note: OREO = other real estate owned Q2 2024 Non-Interest Income

Committed to discretionary expense management Q2 2024 Non-Interest Expense Non-interest expense increased year-over-year due to increases in equipment and software expenses and other operating expenses Equipment and software expense increased due to he impact of the prior year ATM upgrades, which were phased in throughout the prior year Other operating expenses increased primarily due to higher costs and fees in support of loan growth and higher other miscellaneous expenses Salaries and wages decreased year-over-year due to lower staffing levels associated with efficiency improvements in the mortgage and branch staffing models, partially offset by normal compensation merit adjustments Employee benefits decreased due to lower health insurance costs driven by lower staffing levels

Favorable asset quality measures compared to peer bank group Note: financial data as of quarter ending for dates specified; peer bank group includes all U.S. banks with total assets of $10B to $25B from S&P Capital IQ (as of 7/8/2024) and represent simple averages except criticized & classified loans as % of total loans which is a weighted average Non-Performing Assets as % of Total Assets Net Charge-Offs as % of Average Loans (Annualized) Allowance for Credit Losses as % of Total Loans Criticized & Classified Loans as % of Total Loans Strong Legacy of Credit Quality

Allowance coverage ratio of 1.11% Note: ACL at 6/30/2024 excludes off-balance sheet credit exposures of $9.2 million The increase in the allowance was driven by strong loan growth, higher unemployment assumptions, and a reserve for an individual C&I loan During Q2 2024, recorded a provision for credit losses of $10.5 million, as compared to $3.0 million in the prior year period Allowance coverage ratio of 1.11% Excludes fair market value adjustments on previously acquired loans representing 0.10% of total portfolio loans Q2 2024 Current Expected Credit Loss (CECL)

Capital ratios above both regulatory and well-capitalized levels Note: financial data as of quarter ending 12/31; current year data as of 6/30/2024; WSBC adopted Current Expected Credit Losses (“CECL”) CECL accounting standard 1/1/2020 Under the existing share repurchase authorization that was approved on February 24, 2022 by WesBanco’s Board of Directors Non-GAAP measure – please see reconciliation in appendix Tangible Equity to Tangible Assets (2) Tier 1 Risk-Based Capital Ratio Well-Capitalized 8.0% Required 6.0% Strong regulatory capital ratios significantly above both regulatory requirements and well-capitalized levels, with favorable tangible equity levels compared to peers ~1.0 million shares continue to remain for repurchase (as of 6/30/2024)(1) No shares repurchased on the open market during Q2 2024 Strong Capital Position

Appendix

Pre-Tax, Pre-Provision Income (PTPP) and Ratios Reconciliation

Net Income and Diluted Earnings per Share (EPS) Reconciliation

Tangible Book Value per Share Reconciliation

Efficiency Ratio Reconciliation

Return on Average Assets (1) three-, six-, and nine-month (as applicable) figures are annualized Reconciliation

Return on Average Tangible Equity (1) three-, six-, and nine-month (as applicable) figures are annualized Reconciliation

Tangible Equity to Tangible Assets Note: Old Line Bancshares merger closed November 2019; Farmers Capital Bank Corporation merger closed August 2018; First Sentry Bancshares merger closed April 2018; Your Community Bankshares merger closed September 2016; ESB Financial merger closed February 2015; Fidelity Bancorp merger closed November 2012; AmTrust 5 branch acquisition closed March 2009; Oak Hill Financial closed November 2007 Reconciliation